Exhibit 7.12

SECOND MODIFICATION OF CREDIT DOCUMENTS
(Relating to the Third Amended and Restated Credit Agreement dated as July 31, 2008)

Dated as of August 14, 2009

This SECOND MODIFICATION OF CREDIT DOCUMENTS (this “Agreement” or this “Second Modification”) by and among INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation having a place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523, in its capacity as the borrower (in such capacity, the “Borrower”), INLAND REAL ESTATE EXCHANGE CORPORATION, an Illinois corporation having a place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 (“Guarantor”), INLAND INVESTMENT STOCK HOLDING CORPORATION, a Nevada corporation having a place of business at 701 Green Valley Parkway, Henderson, Nevada 89074 (“Inland ISHC”), INLAND FUNDING CORPORATION, a Nevada corporation having a place of business at 701 Green Valley Parkway, Henderson, Nevada 89074 (“IFC”), PARTNERSHIP OWNERSHIP CORPORATION, an Illinois corporation having a place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 (“POC”; Borrower, Inland ISHC, IFC and POC are collectively referred to herein as “Pledgor” in their capacity under that certain Fourth Amended and Restated Ownership Interests Pledge and Security Agreement related to the Credit Agreement referenced below (as the same may have been otherwise amended, restated, supplemented or otherwise modified prior to the date hereof, the “Pledge Agreement”)), BANK OF AMERICA, N.A. (as successor by merger to Fleet National Bank), a national banking association, in its capacity as administrative agent (the “Administrative Agent”) and as a Lender, BANC OF AMERICA SECURITIES LLC, as sole lead arranger and sole book manager (in such capacity, the “Arranger’), and the institutions from time to time parties thereto as lenders (the “Lenders”) under that certain Third Amended and Restated Credit Agreement dated as of July 31, 2008 (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, and as the same may be from time to time further amended, restated, supplemented or otherwise modified, the “Credit Agreement”) and is an amendment to and modification of the terms, conditions and provisions of the Credit Agreement and the other Credit Documents referenced therein, as set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement, as amended hereby.

WHEREAS, the Borrower has requested that the Administrative Agent and Lenders amend the Credit Documents in accordance with the terms hereof; and

WHEREAS, the Administrative Agent and Lenders have agreed, based on Borrower’s request, to amend the Credit Documents on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.             Amendments to Credit Agreement. The Credit Agreement is hereby modified as follows:

(A)          The text of Section 1.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Borrower has applied to Administrative Agent for a secured revolving credit facility (the “Facility”) of up to Forty Million Dollars ($40,000,000.00). The proceeds of the Facility may be used only in connection with the acquisition of Advance Properties in accordance with the terms of this Agreement. Such Advance Properties will be acquired by Guarantor or by Subsidiaries of Guarantor and offered by Guarantor for sale to one or more third parties, all as part of Guarantor’s real estate programs.”

(B)         The text of Section 2.1(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Loans may be made only in connection with the acquisition of Advance Properties by Borrower or a Subsidiary of Borrower. Each Loan shall be made as to a specific Advance Property. A Loan made with respect to the acquisition of an Advance Property shall be in the amount requested by Borrower, with such amount not to exceed the lesser of (i) the Net Acquisition Costs of such Advance Property, (ii) the Appraised Value of such Advance Property, (iii) the Available Credit, or (iv) unless a higher amount is Approved by Administrative Agent with respect to a particular Advance Property (which consent may be granted or withheld in the absolute discretion of the Administrative Agent), Thirty Million and No/100 Dollars ($30,000,000.00).”

(C)           The text of Section 2.2(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“As used herein, the term “Maturity Date” shall mean June 30, 2010.”

(D)          The text of Section 2.4(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Borrower shall, as of the first day of each calendar quarter during the Term and as of the Maturity Date (for the immediately preceding fiscal quarter or portion thereof) pay to Administrative Agent for the benefit of Lenders a fee (the “Unused Loan Fee”) equal to the sum (as calculated for each day elapsed during the applicable period) (i) a quarterly percentage equivalent to 0.25% per annum (based on a year of 360 days), multiplied by (ii) the daily amount for each such day, calculated as (A) $35,000,000, less (B) the outstanding principal balance of the Loans as of the end of such day; provided, that such calculated amount shall not, for any day, be less than zero (0), The Unused Loan Fee shall commence to accrue on the date hereof and shall be payable in arrears.”

(E)           The text of Section 3.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“The Facility shall be made, evidenced, administered, secured and governed by all of the terms, conditions and provisions of the “Credit Documents”, each as the same may he hereafter modified or amended, consisting of: (i) this Agreement; (ii) separate promissory notes in the form of Exhibit F annexed hereto, with one note being payable to each Lender in the original principal amount equal to such Lender’s Commitment, such promissory notes to be in the aggregate original principal amount of Forty Million Dollars ($40,000,000.00) (collectively, together with any additional Notes delivered as provided herein, the “Note” or the “Notes”); (iii) the Security Documents; (iv) the Guaranty; (v) the Fee Letter; (vi) the Modifications and Amendments and (vii) any and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto executed to further evidence or secure the Facility.”

(F)           The text of Section 3.2(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“The Pledge Agreement shall remain in full force and effect with respect to and a binding obligation of each of the Pledgors during the term hereof. The Pledge Agreement, together with the UCC-1 financing statements filed in connection therewith and the other certificates and documents executed in connection therewith, all in form and substance acceptable to Administrative Agent on behalf of Lenders, are collectively referred to herein as the “Security Documents.” The Collateral consists of the Pledged Shares. In the event that the Administrative Agent receives evidence, satisfactory in form and substance to Administrative Agent in its sole discretion, of the complete and unimpaired listing of all the IREC Pledged Shares on a national securities exchange (including but not limited to the filing of a registration statement under the Securities Act of 1933 that has been deemed effective by the Securities and Exchange Commission that will permit the offering and selling of the IREC Pledged Shares on a national securities exchange), Administrative Agent shall release the IWEST Pledged Shares from the Collateral.”

(G)           The text of Section 5.16(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“since the most recent calculation thereof, no material adverse change shall, in the reasonable judgment of the Administrative Agent, have occurred with respect to either the IREC Share Value or, prior to the release of the IWEST Pledged Shares from the Collateral, the IWEST Share Value;”

(H)          The text of Section 6.16 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Set forth on Exhibit B-1 is a complete and accurate list of (a) the IREC Pledged Shares existing as of August 14, 2009 and (b) the IWEST Pledged Shares existing as of August 14, 2009, or, in each case, such later date on which the Borrower may update such exhibit in accordance with Section 7.2.5 hereof. Administrative Agent shall provide an updated Exhibit B-1 to Lenders upon receipt thereof. The IREC Pledged Shares set forth on Exhibit B-1 August 14, 2009 represent approximately 8.72% of all shares of IREC Capital Stock outstanding as of August 14, 2009 and the IWEST Pledged Shares set forth on Exhibit B-1 as of August 14, 2009 represent approximately 1.75% of all shares of IWEST Capital Stock outstanding as of August 14, 2009.

(I)            The text of Section 6.17 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Set forth on Exhibit B-2 is a complete and accurate list of all Initial Advance Properties existing as of August 14, 2009. Administrative Agent shall provide an updated Exhibit B-2 to Lenders upon receipt thereof.”

(J)            The text of Section 7.2.8 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Within two Business Days of the date on which Borrower becomes aware of same, notice to the Administrative Agent of any material adverse change in the IWEST Share Value, provided, however, that the Borrower shall not be required to furnish or cause to be furnished such information for all periods subsequent to the release of the IWEST Pledged Shares from the Collateral.”

(K)          The text of Section 7.3(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“The Debt Service Coverage Ratio of Borrower shall not, at any time during the Term of the Facility, be less than 1.20:1.00. This covenant shall be tested quarterly at the end of each calendar quarter based on the Net Operating Income and debt service payable during the immediately prior calendar quarter.”

(L)           The text of Section 7.3(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“At all times during the Term of the Facility, Borrower shall maintain a minimum Net Worth of at least One Hundred Million Dollars ($100,000,000.00). This covenant shall be tested quarterly at the end of each calendar quarter.”

(M)         The following text is hereby inserted as Section 7.3(d) of the Credit Agreement:

“At all times during the Term of the Facility, Borrower shall maintain a minimum Liquidity of at least Twenty Million Dollars ($20,000,000.00). This covenant shall be tested quarterly at the end of each calendar quarter.”

(N)          The following text is hereby inserted as Section 9.1.12 of the Credit Agreement:

“Borrower fails to provide evidence, satisfactory in form and substance to Administrative Agent in its sole discretion, of the complete and unimpaired listing of the IREC Pledged Shares on a national securities exchange (including but not limited to the filing of a registration statement under the Securities Act of 1933 that has been deemed effective by the Securities and Exchange Commission that will permit the offering and selling of the IREC Pledged Shares on a national securities exchange) on or prior to September 15, 2009.”

(O)          The definitions of the terms “Adjusted Base Rate”, “Advance Limit”, “Commitment Limit”, “Fee Letter”, “Maximum Loan Amount” and “Pledge Agreement” contained in Exhibit A of the Credit Agreement are hereby deleted in their entireties and replaced with the following:

“Adjusted Base Rate means, for any day, (a) 1.20%, plus (b) the higher of (i) the Prime Rate (as most recently determined in accordance with the definition thereof) and (ii) the Federal Funds Rate plus 1/2 of 1%.”

“Advance Limit means, as of any date of calculation, the lesser of (a) an amount equal to the then-applicable IREC Share Value, multiplied by sixty percent (60.0%), and (b) the Maximum Loan Amount.”

“Commitment Limit shall mean, as of any date of calculation, the lesser of (a) an amount equal to the then-applicable IREC Share Value, multiplied by sixty-five percent (65.0%), and (b) the Maximum Loan Amount.”

“Fee Letter means that certain fee and expense letter dated as of August 14, 2009 among the Arranger, the Administrative Agent and the Borrower.”

“Maximum Loan Amount shall mean Forty Million Dollars ($40,000,000.00).”

“Pledge Agreement shall mean that certain Fourth Amended and Restated Ownership Interests Pledge and Security Agreement dated as of July 31, 2008 made by Borrower, POC, IFC and Inland ISHC in favor of Administrative Agent and Lenders, as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August 14, 2009, and as amended, restated, supplemented or modified from time to time.”

(P)           The following definitions of “Liquidity” and “Marketable Securities” are hereby inserted in Exhibit A of the Credit Agreement in their respective proper alphabetical order:

“Liquidity shall mean the sum of cash and Marketable Securities.”

“Marketable Securities shall mean (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of determination, (2) U.S. dollar denominated time deposits and certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (3) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (4) repurchase agreements entered into by any person or entity with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such person or entity shall have a perfected first priority security interest (subject to no other liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (5) investments, classified in accordance with generally accepted accounting principles as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (1) through (4), and (6) common or preferred shares of stock having trading privileges on the New York Stock Exchange or the American Stock Exchange or which are subject to price quotations on The NASDAQ Stock Market’s National Market System.”

(Q)          Exhibits B-1, B-2, E, G, and I to the Credit Agreement are hereby deleted in their entirety and replaced with the respective exhibits attached hereto.

2.             Amendments to Pledge Agreement. The Pledge Agreement is hereby modified as follows:

(A)        Section 2 of the Pledge Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement is delivered pursuant to the terms of that certain Third Amended and Restated Credit Agreement dated as of July 31, 2008, by and among Borrower, Administrative Agent, Banc of America Securities LLC as sole lead arranger and sole book manager, and lenders parties thereto (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August 14, 2009, and as the same may be from time to time further amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein which are not otherwise specifically defined herein shall have the same meaning herein as in the Credit Agreement.”

(B)         Exhibit A to the Pledge Agreement is hereby deleted in its entirety and replaced with the Exhibit A to the Pledge Agreement attached hereto.

3.             General Credit Document Amendments. Each of the Credit Documents (including the Credit Agreement, the Notes, Pledge Agreement and Guaranty) is hereby further amended as follows (to the extent the amendments set forth herein do not already address such matters):

Each reference to any one or more of the Credit Documents (including the Credit Agreement) contained in the Credit Agreement or any of the other Credit Documents is deemed to refer to such documents as modified by each of the Modifications and Amendments (including, without limitation, this Second Modification). In addition, this Second Modification shall be deemed to be included as a “Credit Document” in any and all references to the “Credit Documents” contained in any of the Credit Documents existing as of the date hereof or which are executed following the date hereof. Furthermore, this Second Modification shall be deemed to be included as a “Modification and Amendment” in any and all references to the “Modifications and Amendments” contained in any of the Credit Documents existing as of the date hereof or which are executed following the date hereof; and

Each reference to “$55,000,000.00” and/or “Fifty-Five Million and No/100 Dollars ($55,000,000.00)” in any one or more of the Credit Documents is hereby changed and deemed to refer, as applicable, to “$40,000,000.00” and/or “Forty Million and No/100 Dollars ($40,000,000.00)”.

4.             Reaffirmation of Credit Agreement and Guaranty. The Borrower, Guarantor and Pledgor hereby each repeat and reaffirm their respective continuing obligations to the Administrative Agent and the Lenders under the Credit Agreement, Guaranty and Pledge Agreement, respectively, and agree that the transactions contemplated by this Agreement shall not in any way affect the validity and enforceability of the Credit Agreement, Guaranty or Pledge Agreement, or reduce, impair or discharge their obligations thereunder.

5.             Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties (as modified, supplemented or amended herein) made to the Administrative Agent and the Lenders in the Credit Documents to which it is a party on, and as of, the date hereof (or, if any representation and warranty expressly relates to an earlier date, on and as of such earlier date) with the same force and effect as if such representations and warranties were set forth in this Second Modification in full.

6.             Supplemental Representations, Warranties and Covenants. As an inducement to the Administrative Agent and Lenders to enter into this Second Modification, Borrower, Guarantor and each Pledgor represents, warrants, covenants and acknowledges (as applicable) as follows (it being acknowledged by all parties that each such representation, warranty, covenant and acknowledgment relates to material matters upon which Lenders have relied):

(A)          There are no defenses, offsets or counterclaims or other claims, legal or equitable, available to Borrower, Guarantor, Pledger or any other person or entity with respect to this Second Modification, the Credit Documents, or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, or with respect to the obligation of Borrower to repay the Loan, as the case may be.

(B)           Each of the Borrower, POC, IFC, Inland ISHC and Guarantor has the right and power and has obtained all authorizations necessary to execute and deliver this Second Modification and to perform its respective obligations hereunder and under the Credit Agreement (as amended by this Second Modification) and the other Credit Documents in accordance with their respective terms. This Second Modification has been duly executed and delivered by duly authorized officers, managers, partners or directors (as applicable) of the Borrower, POC, IFC, Inland ISHC, and Guarantor. This Second Modification and each of the Credit Documents (in each case as amended hereby, if applicable), is a legal, valid and binding obligation of the Borrower, POC, IFC, Inland ISHC and/or Guarantor (as applicable), enforceable against each party thereto in accordance with their respective terms, except as the same may he limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

(C)           There is no action, suit, investigation or proceeding, pending or threatened, in any court or before any arbitrator or governmental authority, that has a reasonable probability of materially adversely affecting (during the term of the Loan) Borrower, Guarantor, any Pledgor, any Initial Advance Property or any transaction contemplated hereby or by the Credit Documents, or the ability of Borrower, Guarantor or any Pledgor to perform its obligations under this Agreement or the other Credit Documents as modified and amended hereby.

(D)          Each of the Borrower, POC, IFC, Inland ISHC and Guarantor is duly organized and validly existing in its state of organization. The undersigned persons are duly authorized to execute and deliver, on behalf of the Borrower, POC, IFC, Inland ISHC and Guarantor, as applicable, this Second Modification, the Credit Documents, and all other instruments, documents and agreements to be delivered hereunder or in connection with the Loan. None of the individual signatories are under any legal disability.

(E)           The execution and delivery by the Borrower, POC, IFC, Inland ISHC, and Guarantor of this Second Modification and (as applicable) the performance by such parties of this Second Modification and each of the Credit Documents (in each case as amended hereby, if applicable) in accordance with their respective terms, does not and will not, by the passage of time, the giving of notice or otherwise: (i) require any approvals from any governmental authority or violate any requirements of law relating to the Borrower, POC, IFC, Inland ISHC, or Guarantor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower, POC, IFC, Inland ISHC, or Guarantor or any indenture, agreement or other instrument to which the Borrower, POC, IFC, Inland ISHC, or Guarantor is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any lien upon or with respect to any property now owned or hereafter acquired by the Borrower, POC, IFC, Inland ISHC, or Guarantor, other than in favor of the Lenders.

(F)           No Default or Event of Default exists under the Credit Documents as of the date hereof and, as of the date hereof, all of the covenants, representations and warranties made by the Borrower, POC, IFC, Inland ISHC and/or Guarantor and contained in the Credit Documents are true and correct as of the date of this Second Modification.

(G)           The amendments to the Credit Agreement and other Credit Documents set forth in this Second Modification are not intended as and do not constitute novations of any of the obligations reflected in the Credit Agreement or any of the other Credit Documents.

7.             Conditions Precedent. The effectiveness of this Second Modification is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(A)          a counterpart of this Second Modification duly executed by the Borrower, Guarantor, POC, IFC, Inland ISHC, the Administrative Agent and the Required Lenders;

(B)           a copy of resolutions of the board of directors, general partner(s), managing partner(s), managing member(s) or similar governing entity/body of the Borrower, Guarantor and each Pledgor (certified by a secretary or assistant secretary of each such Person to be true and correct and in force and effect as of the date of this Second Modification) approving and adopting this Second Modification and the revisions to the Credit Agreement and other Credit Documents (as applicable to such Person) documented hereby and authorizing the execution and delivery of this Second Modification;

(C)           payment by Borrower to the Administrative Agent of all fees, costs and expenses due and owing pursuant to the Fee Letter (including, without limitation, any supplemented fee letters) or any of the other Credit Documents, including, without limitation payment by Borrower to the Administrative Agent of a loan fee to Administrative Agent, for the ratable benefit of Lenders, in an amount equal to $200,000;

(D)          payment by Borrower of (i) all outstanding fees and expenses of the Administrative Agent and the Administrative Agent’s counsel incurred in connection with the preparation of this Second Modification and all other amendments, restatements, supplements or negotiations related to the Credit Documents or the Loan, (ii) all fees and expenses incurred by the Administrative Agent and its counsel in connection with the review of the Second Modification, and (iii) all other fees and expenses relating to the preparation, execution and delivery of this Second Modification or otherwise related to the Credit Agreement or the Credit Documents which are due and payable on the date hereof pursuant to the terms of any Loan Document (including, without limitation, any costs incurred for appraisals, insurance, tax services, engineering, inspections, searches and recording and attorneys’ fees incurred in connection with the above);

(E)           fully executed originals of each of the following executed by each of the parties identified on the signature pages thereto (i) a supplemental fee letter with respect to the Credit Agreement in form and substance acceptable to the Administrative Agent; (ii) new Notes for each of the Lenders dated as of the date hereof and in an aggregate face amount equal to the Maximum Loan Amount; (iii) an updated stock power/registration letter with respect to the Pledged Shares listed in the attached Exhibit A to the Pledge Agreement, duly executed by the Pledgors and substantially in the form of Exhibit W attached hereto; (iv) an acknowledgement of pledged shares with respect to the IREC Pledged Shares duly executed by the parties thereto and substantially in the form of Exhibit X attached hereto; (v) an assignment (s) separate from certificate with respect to the IREC Pledged Shares duly executed by the parties thereto and substantially in the form of Exhibit Y attached hereto; (vi) an updated Officer’s Certificate, duly executed by an authorized officer of the Borrower, reflecting the Borrower’s compliance with the financial covenants set forth in Section 7.3 of the Credit Agreement (as amended hereby), and substantially in the form of Exhibit Z attached hereto; and (vii) such other documents, instruments and/or agreements as the Administrative Agent may reasonably request in connection with the modifications and amendments set forth herein;

(F)           a current Certificate of Existence/Good Standing for each of the Borrower, Guarantor, POC, IFC, and Inland ISHC issued by the jurisdiction in which such entity is organized;

(G)           certificate of “no change” from Borrower, Guarantor, and each Pledgor certifying that each such party’s organizational documents have not been amended since July 31, 2008, or have not been amended except to the extent of such amendments as have been attached to such certificates as have been provided to Administrative Agent in writing;

(H)          a legal opinion from counsel to the Borrower, Guarantor and Pledgors as to due authorization, execution, and delivery of this Second Modification, and the other documents delivered in conjunction herewith, and the continued validity, effectiveness and enforceability of the Credit Documents as amended hereby with respect to each of them;

(I)            filing of UCC financing statements with respect to the pledge by POC, IFC and Inland ISHC pursuant to the Pledge Agreement; and

(J)            such other documents, instruments and agreements as the Administrative Agent may reasonably request.

8.             Default. The failure of the Borrower to perform any of its obligations under this Second Modification or the material falsity of any representation or warranty made herein shall, at the option of the Administrative Agent and/or Lenders (as determined in accordance with the Credit Agreement) after expiration of any applicable cure period, constitute an Event of Default under the Credit Agreement and each of the Credit Documents.

9.             GOVERNING LAW. THIS SECOND MODIFICATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

10.          Successors and Assigns. This Second Modification shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  No party shall transfer or assign any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent.

11.          Certain References. Each reference to the Credit Agreement in any of the Credit Documents shall be deemed to be a reference to the Credit Agreement as amended by this Second Modification.

12.          Effect/Execution of Future Documents. Except as expressly herein amended, the terms and conditions of the Credit Agreement and each of the other Credit Documents remain in full force and effect. The amendments and modifications contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. If any provision of any of this Second Modification or of any Credit Document, as amended hereby, is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. The Borrower will execute such additional documents as are reasonably requested by the Administrative Agent to reflect the terms and conditions of this Second Modification, and will cause to be delivered such additional certificates, legal opinions and other documents as are reasonably required by the Administrative Agent.

13.          Expenses. The Borrower hereby agrees that all fees, expenses and costs incurred by the Administrative Agent (including, without limitation, fees, expenses and costs of Administrative Agent’s counsel) in negotiating, Preparing, reviewing and granting the amendment set forth herein shall, to the extent not paid or invoiced as of the date hereof, be paid by it upon demand as fees, costs and expenses incurred in connection with the Credit Agreement.

14.          Counterparts. This Second Modification may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Second Modification to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Second Modification shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered. Each counterpart hereof shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

15.          Release. In consideration of the Loan modifications set forth in this Second Modification, Borrower,

Guarantor, POC, IFC, and Inland ISHC each releases and holds harmless the Administrative Agent, each Lender and their respective officers, employees and agents, from and against any claim, action, suit, demand, cost expense or liability of any kind relating to the making of the Loan, the administration of it or any business communications and dealings among Borrower, POC, IFC, Inland ISHC, and/or Guarantor and the Administrative Agent or Lenders concerning the Loan through the date of execution hereof.

16.          Final Agreement. This Second Modification, together with those documents delivered in connection with Section 7 hereof, represents the final agreement between the parties and supersedes all previous negotiations, discussions and agreements, contemporaneous or subsequent, between the parties, and no parol evidence of any prior or other agreement shall be permitted to contradict or vary their terms. There are no promises, terms, conditions or obligations other than those contained in this Second Modification. There are no unwritten oral agreements between the parties.

17.          Binding Effect. This Second Modification shall be effective as of August 14, 2009. Thereafter, this Second Modification shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender, each of the other parties to the Credit Documents and each of their respective successors and assigns.

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IN WITNESS WHEREOF, this Second Modification of Credit Documents has been duly executed under seal as of the date and year first above written.

BORROWER:	INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation

	By	/s/ Catherine L. Lynch
	Name	Catherine L. Lynch
	Title	Treasurer

GUARANTOR:	INLAND REAL ESTATE EXCHANGE CORPORATION, an Illinois corporation

	By	/s/ Patricia A. DelRosso
	Name	Patricia A. DelRosso
	Title	President

PLEDGORS:	INLAND INVESTMENT STOCK HOLDING CORPORATION, a Nevada corporation

	By	/s/ Catherine L. Lynch
	Name	Catherine L. Lynch
	Title	Treasurer

PARTNERSHIP OWNERSHIP CORPORATION, an Illinois corporation

	By	/s/ Catherine L. Lynch
	Name	Catherine L. Lynch
	Title	Treasurer

INLAND FUNDING CORPORATION, a Nevada corporation

	By	/s/ Alan F. Kremin
	Name	Alan F. Kremin
	Title	CFO

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AGENT:	BANK OF AMERICA, N.A., as Administrative Agent for the Lenders

	By	/s/ Linda J. Frixen
	Name	Linda J. Frixen
	Title	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender

	By	/s/ Linda J. Frixen
	Name	Linda J. Frixen
	Title	Assistant Vice President

MB FINANCIAL BANK, N.A., as a Lender

	By	/s/ Jack H. Sharp
	Name	Jack H. Sharp
	Title	Senior Vice President

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EXHIBIT B-1 TO AGREEMENT

IREC PLEDGED SHARES

CERTIFICATE NO.	SHAREHOLDER	NO. OF SHARES IN IREC
IRC 16348	POC	100,903
IRC 15992	POC	36,207
IRC 20020	Inland ISHC	136,363
IRC 20021	Inland ISHC	500,000
IRC 20022	Inland ISHC	500,000
IRC 20023	Inland ISHC	500,000
IRC 20024	Inland ISHC	500,000
IRC 20025	Inland ISHC	500,000
IRC 20026	Inland ISHC	500,000
IRC 20027	Inland ISHC	500,000
IRC 20028	Inland ISHC	500,000
IRC 20029	Inland ISHC	500,000
IRC 20030	Inland ISHC	500,000
IRC 20031	Inland ISHC	500,000
IRC 20032	Inland ISHC	409,090
IRC 20033	Inland ISHC	20,000
IRC 15993	Inland ISHC	500,000
IRC 15994	Inland ISHC	500,000
IRC 15995	Inland ISHC	146,665
TOTAL:		7,349,228

IWEST PLEDGED SHARES

CERTIFICATE NO.	SHAREHOLDER	NO. OF SHARES IN IWEST
IWR 0787	IFC	500,000
IWR 0788	IFC	500,000
IWR 0789	IFC	500,000
IWR 0790	IFC	500,000
IWR 0791	IFC	500,000
IWR 0792	IFC	500,000
IWR 0793	IFC	500,000
IWR 0794	IFC	500,000
IWR 0795	IFC	500,000
IWR 0796	IFC	500,000
IWR 0797	IFC	500,000
IWR 0798	IFC	500,000
IWR 0799	IFC	500,000
IWR 0800	IFC	500,000
IWR 0802	IFC	500,000
IWR 0805	IFC	500,000
IWR 0803	IFC	437,500
TOTAL:		8,437,500

EXHIBIT B-2 TO AGREEMENT

INITIAL ADVANCE PROPERTIES

1.   BJ’s Wholesale Club, Austell, GA

2.   Robertson’s Creek, Flower Mound, TX

EXHIBIT E

LENDER’S COMMITMENT PERCENTAGES

Lender:	Commitment Percentage:

BANK OF AMERICA, N.A.	62.5%

MB FINANCIAL BANK, N.A.	37.5%

TOTAL:	100.000000000%

EXHIBIT G TO AGREEMENT

FORM OF OFFICER’S CERTIFICATE

CERTIFICATE OF AN AUTHORIZED OFFICER OF BORROWER

                                               , a                                                      , the                               of Inland Real Estate Investment Corporation, a Delaware corporation (the “Borrower”) does hereby certify as required pursuant to Section 7.2.6 of that certain Third Amended and Restated Credit Agreement being by and among the Borrower, Banc of America Securities LLC as Arranger, Bank of America, N.A. as Administrative Agent and Lenders dated as of July 31, 2008 (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August    , 2009, and as amended, restated, supplemented or modified from time to time, the “Credit Agreement”; capitalized terms not herein defined shall have the meanings ascribed to such terms in the Credit Agreement), that:

1.             Attached hereto is a schedule which contains detailed calculations of each of the financial covenants set forth in Section 7.3 of the Credit Agreement for the quarter ending                                    ; and

2.             To the best of the undersigned’s knowledge (A) no Default or Event of Default exists, (B) all representations and warranties of the Borrower that are contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the date therein made, and (C) the Borrower is in compliance with the financial covenants set forth in Section 7.3 of the Credit Agreement.

DATED as of the              day of                            ,

By:                                            , a

By:
Name:
Title:

EXHIBIT I TO AGREEMENT

FORM OF NOTICE OF BORROWING

TO:         BANK OF AMERICA, N.A., as agent (“Administrative Agent”) for itself and such other financial institutions as may become parties to the Credit Agreement (as hereinafter defined). Administrative Agent and such other financial institutions are collectively referred to herein as “Lenders.”

RE:         That certain Third Amended and Restated Credit Agreement dated as of July 31, 2008 among Inland Real Estate Investment Corporation, a Delaware corporation (the “Borrower”), the Administrative Agent, Banc of America Securities LLC as Arranger, and the Lenders from time to time party thereto (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August       , 2009, and as amended, restated, supplemented or modified from time to time, the “Credit Agreement”).

LOAN REQUEST NO:

AMOUNT OF LOAN REQUESTED: $

DATE:                                 , 20

1.             This Notice of Borrowing (this “Notice of Borrowing”) is submitted by Borrower to Administrative Agent and Lenders pursuant to the provisions of the Credit Agreement in order to induce Lenders to make the Loan requested. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Credit Agreement.

2.             Borrower hereby requests Lenders to make a Loan in the amount of $                                    for the purpose of funding the acquisition of the following Advance Property by Borrower or a Subsidiary of Borrower:                                                            by immediately available funds wired to Borrower’s Account                                  at                                           .  Attached is a detailed description of such Advance Property.

The Net Acquisition Costs and Appraised Value of such Advance Property are as set forth in the following table:

Advance Property	Net Acquisition Costs	Appraised Value	Loan Amount (not to exceed lessor of (i) Net Acquisition Costs, (ii) Appraised Value, (iii) Available Credit, or (iv) $30,000,000.00.
	$	$	$

3.             Borrower has previously delivered to Administrative Agent or is delivering to Administrative Agent with this Notice of Borrowing the Advance Property Submittals required under the Credit Agreement and any other materials reasonably requested by the Administrative Agent with respect to the Advance Properties referenced above.

4.             Borrower hereby certifies, warrants and represents to Administrative Agent and Lenders that (except for Administrative Agent’s and Lenders’ approval of this Loan request) each condition precedent to Lenders’ obligation to make the requested Loan has been satisfied, and further that:

4.1           Borrower is not in Default under any Credit Document as of the date hereof, nor does there exist any condition or circumstance which, with the lapse of time, or the giving of notice, or both, would constitute such a Default; and there exists no Event of Default under the Credit Agreement or any of the other Credit Documents.

4.2           Borrower is in full compliance with all of the terms, covenants and conditions of the Credit Agreement and each other Credit Document.

4.3           No change that would have a Material Adverse Effect on the ability of the Borrower to perform its obligations under the Credit Documents has occurred in the condition (financial or otherwise), operations, business, management or prospects of the Borrower since the date of the most recent financial statements furnished to Administrative Agent pursuant to Section 7.2 of the Credit Agreement, and no change that would have a Material Adverse Effect on the ability of the Borrower to perform its obligations under the Credit Documents has occurred with respect to any of the Advance Properties or the Collateral.

4.4           Immediately after the Loan requested hereby is made the sum of the aggregate principal amount of outstanding Loans shall not exceed the lesser of (a) the Advance Limit and (b) the Maximum Loan Amount.

4.5           Borrower has no knowledge that Administrative Agent or any Lender has failed to perform any of such Administrative Agent’s or Lender’s obligations under the Credit Documents.

5.             This Notice of Borrowing: (i) constitutes an affirmation by Borrower that each of the warranties and representations made in the Credit Agreement remain true and correct (except as stated below) as of the date of this Notice of Borrowing and, unless Administrative Agent is notified to the contrary prior to the disbursement of the Loan, will be so on the date of such Loan; and (ii) constitutes the representation and warranty of Borrower that the information set forth in this Notice of Borrowing and the accompanying documentation is true and correct and omits no material fact necessary to make the same not misleading. The following are exceptions to the foregoing affirmation of warranties and representations [if none are stated, there are no exceptions]:

6.             This Notice of Borrowing and the accompanying documentation are submitted to Administrative Agent and Lenders for the purpose of inducing Lenders to make a Loan and Borrower intends that Administrative Agent and Lenders shall rely upon each of the same being true, accurate and complete.

EXECUTED and delivered under seal as of the                       day of                             , 20   .

BORROWER:

INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation

By:
Name:
Title:

EXHIBIT A
(to the Pledge Agreement)
PLEDGED SECURITIES

IREC PLEDGED SHARES

CERTIFICATE NO.	SHAREHOLDER	NO. OF SHARES IN IREC
IRC 16348	POC	100,903
IRC 15992	POC	36,207
IRC 20020	Inland ISHC	136,363
IRC 20021	Inland ISHC	500,000
IRC 20022	Inland ISHC	500,000
IRC 20023	Inland ISHC	500,000
IRC 20024	Inland ISHC	500,000
IRC 20025	Inland ISHC	500,000
IRC 20026	Inland ISHC	500,000
IRC 20027	Inland ISHC	500,000
IRC 20028	Inland ISHC	500,000
IRC 20029	Inland ISHC	500,000
IRC 20030	Inland ISHC	500,000
IRC 20031	Inland ISHC	500,000
IRC 20032	Inland ISHC	409,090
IRC 20033	Inland ISHC	20,000
IRC 15993	Inland ISHC	500,000
IRC 15994	Inland ISHC	500,000
IRC 15995	Inland ISHC	146,665
TOTAL:		7,349,228

IWEST PLEDGED SHARES

CERTIFICATE NO.	SHAREHOLDER	NO. OF SHARES IN IWEST
IWR 0787	IFC	500,000
IWR 0788	IFC	500,000
IWR 0789	IFC	500,000
IWR 0790	IFC	500,000
IWR 0791	IFC	500,000
IWR 0792	IFC	500,000
IWR 0793	IFC	500,000
IWR 0794	IFC	500,000
IWR 0795	IFC	500,000
IWR 0796	IFC	500,000
IWR 0797	IFC	500,000
IWR 0798	IFC	500,000
IWR 0799	IFC	500,000
IWR 0800	IFC	500,000
IWR 0802	IFC	500,000
IWR 0805	IFC	500,000
IWR 0803	IFC	437,500
TOTAL:		8,437,500

Exhibit W
FORM OF STOCK POWER/REGISTRATION LETTER
RE: PLEDGED SHARES

August          , 2009

Bank of America, N. A.

Commercial Real Estate Banking

NC1-007-11-15

100 North Tryon Street

11th Floor

Charlotte, NC 28255

Attn: Real Estate Loan Administration

Re: Pledge of equity interests securing that certain Third Amended and Restated Credit Agreement dated as of July 31, 2008 by and among Inland Real Estate Investment Corporation, a Delaware corporation (“Investment Corp.”), Bank of America, N.A., a national banking association, as administrative agent (hereinafter called “Administrative Agent”), Banc of America Securities LLC, as the sole lead arranger and the sole book manager (in such capacity, “BAS”), and the institutions from time to time parties thereto as lenders (the “Lenders”) (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August       , 2009, and as the same may have been or may be otherwise amended, restated, supplemented or otherwise modified prior to or from time to time following the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

Ladies and Gentlemen:

In accordance with the terms of the Credit Agreement, Investment Corp. and/or its affiliates, Partnership Ownership Corporation, Inland Funding Corporation, a Nevada corporation, and Inland Investment Stock Holding Corporation (collectively, the “Pledgors”), have, pursuant to the Pledge Agreement, pledged to the Administrative Agent, for the benefit of itself and the Lenders, shares of the common stock of Inland Real Estate Corporation (“IREC”) and of Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (“IWEST”) as described on Exhibit A attached thereto (respectively, the “IREC Pledged Stock” and the “IWEST Pledged Stock”; collectively, the “Pledged Stock”). Although most common shares of IREC capital stock are registered to trade on the New York Stock Exchange, some of the common shares of the IREC Pledged Stock are not properly registered to trade on the New York Stock Exchange and none of the IWEST Pledged Stock has been registered to trade on the New York Stock Exchange or on any other nationally-recognized publicly-traded exchange (an “Exchange”). This letter relates to transfer, registration and power of attorney rights with respect to the Pledged Stock and this letter supplements the previous letters delivered in respect thereto (including, but not limited to, that certain letter delivered to the Administrative Agent in connection with the Prior Credit Agreement and dated as of May 31, 2005 (the “IREC Shares Letter”) and that certain letter delivered to the Administrative Agent in connection with the Credit Agreement and dated as of July 31, 2008 (the “IWEST Shares Letter”)). The undersigned hereby acknowledge and agree that the IREC Shares Letter and the IWEST Shares Letter shall remain in full force and effect with respect to the Credit Agreement as if delivered in connection with the modification of the Credit Agreement and that the Administrative Agent shall, during the term of the Credit Agreement and as security for the Borrower’s Obligations, continue to have all of the rights, powers and remedies referenced in IREC Shares Letter and the IWEST Shares Letter.

As an inducement to the Administrative Agent and to the other Lenders to enter into a modification of the Credit Agreement and to provide further security to the Lenders, the Lenders and Administrative Agent have requested the Pledgors, and the Pledgors have agreed, to permit the Administrative Agent, on behalf of itself and Lenders, on the terms set forth below, the right to register the Pledged Stock (to the extent such registration is possible) and to otherwise have the right to exercise a power of attorney with respect to the Pledged Stock as set forth herein.

If an Event of Default, as defined in the Credit Agreement, shall occur and shall be continuing after the expiration of any applicable cure and/or grace periods, Investment Corp. and the Pledgors, upon written demand, shall execute and deliver to the Administrative Agent (or its designees or agents) such documentation (“Registration Documentation”) as may be required (in the reasonable judgment of the Administrative Agent) to register the Pledged Stock so the Pledged Stock may be traded on any Exchange on which the common stock of IWEST or IREC may then be listed. Investment Corp. and each of the Pledgors hereby further grants to the Administrative Agent and its designees or agents, a power of attorney to execute in the name, place and stead of Investment Corp. or Pledgors, the Registration Documents (“Registration Power”), to be exercised solely upon an Event of Default occurring and continuing after the expiration of any applicable cure and/or grace periods.

The terms of this letter agreement and the Registration Power herein granted may be relied upon by such governmental authorities whose approval to effect registration of the Pledged Stock may be required.

In addition to other powers of attorney contained herein, Investment Corp. and each of the Pledgors hereby designates and appoints the Administrative Agent, on behalf of the Lenders, and each of its designees or agents as attorney-in-fact of Investment Corp. and each Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions solely upon the occurrence and during the continuance of an Event of Default (following any applicable cure and/or grace periods):

(a)             to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Stock, all as the Administrative Agent may reasonably determine;

(b)            to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Stock and enforcing any other right in respect thereof;

(c)             to defend, settle, adjust or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(d)            to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Stock;

(e)             to direct any parties liable for any payment under any of the Pledged Stock to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(f)             to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Stock;

(g)            to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Stock;

(h)            to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in the Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

(i)              to exchange any of the Pledged Stock or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may determine;

(j)              to vote for a shareholder or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Stock into the name of the Administrative Agent or one

2

or more of the Lenders or into the name of any transferee to whom the Pledged Stock or any part thereof may be sold pursuant to the terms of the Pledge Agreement; and

(k)             to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Stock.

Each of the powers of attorney granted herein (including, without limitation, the power of attorney granted as the Registration Power) is a power coupled with an interest and shall be irrevocable for so long as any of the Borrower Obligations remain outstanding (other than any such obligations which by the terms thereof are stated to survive termination of the Credit Documents) or any Credit Document is in effect.

The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in the Pledge Agreement or any other Credit Document and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. These powers of attorney are conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Pledged Stock for the benefit of itself and the Lenders.

This letter shall be governed by laws of the State of North Carolina.

Cordially,

INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation

By:
	Name:	Catherine L. Lynch
	Title:	Treasurer

INLAND INVESTMENT STOCK HOLDING CORPORATION, a Nevada corporation

By:
	Name:	Catherine L. Lynch
	Title:	Treasurer

PARTNERSHIP OWNERSHIP CORPORATION, an Illinois corporation

By:
	Name:	Catherine L. Lynch
	Title:	Treasurer

INLAND FUNDING CORPORATION, a Nevada corporation

By:
	Name:	Alan F. Kremin
	Title:	Treasurer

3

Exhibit X

ACKNOWLEDGEMENT OF PLEDGED SHARES
RE: IREC PLEDGED SHARES

INLAND REAL ESTATE CORPORATION

Acknowledgement of Pledge of Shares
(For August       , 2009 Second Modification of Credit Documents (in connection with July 31, 2008 Pledge of
Shares and in connection with July 31, 2008 Third Amended and Restated Credit Agreement))

I, Beth Sprecher Brooks, being the Secretary of Inland Real Estate Corporation, a Maryland corporation (the “Corporation”) hereby certify to Bank of America, N.A., as administrative agent (“Administrative Agent”), as follows: (a) that the Corporation has been advised of the pledge by INLAND INVESTMENT STOCK HOLDING CORPORATION (“Inland ISHC”) of 7,212,118 shares of common stock of the Corporation standing in its name on the books of the Corporation represented by IRC Certificate Nos., 20020, 20021, 20022, 20023, 20024, 20025, 20026, 20027, 20028, 20029, 20030, 20031, 20032, 20033, 15993, 15994 and 15995, as collateral security for the obligations of Inland Real Estate Investment Corporation (the “Borrower”) under that certain Third Amended and Restated Credit Agreement dated as of July 31, 2008, by and among Borrower, Administrative Agent, Banc of America Securities LLC, as sole lead arranger and sole book manager and the other Lenders referenced therein (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August        , 2009, and as the same may have been or may be otherwise amended, restated, supplemented or otherwise modified prior to or from time to time following the date hereof, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement) pursuant to the terms of the Credit Agreement and an Assignment Separate from Certificate for such shares to Administrative Agent from Borrower; (b) that the Corporation has been advised of the pledge by PARTNERSHIP OWNERSHIP CORPORATION (“POC”) of 137,110 shares of common stock of the Corporation standing in its name on the books of the Corporation represented by IRC Certificate Nos. 16348 and 15992, as collateral security for the obligations of the Borrower under the Credit Agreement; and (c) that notice of such pledges has been entered on the books of the Corporation; and (d) that the Corporation has no other notice of the pledge of such shares on the books of the Corporation.

Dated as of August         , 2009.

INLAND REAL ESTATE CORPORATION

By:
Name: Beth Sprecher Brooks
Title: Secretary

Exhibit Y

ASSIGNMENT SEPARATE FROM CERTIFICATE
RE: IREC PLEDGED SHARES

ASSIGNMENT SEPARATE FROM CERTIFICATE
(For August        , 2009 Second Modification of Credit Documents (in connection with July 31, 2008 Pledge of
Shares and in connection with July 31, 2008 Third Amended and Restated Credit Agreement))

FOR VALUE RECEIVED, INLAND INVESTMENT STOCK HOLDING CORPORATION (“Inland ISHC”) hereby sells, assigns and transfers unto Bank of America, N.A., as administrative agent (“Administrative Agent”) 7,212,118 shares of the common stock of Inland Real Estate Corporation, a Maryland corporation (the “Corporation”) standing in its name on the books of the Corporation represented by IRC Certificate Nos. 20020, 20021, 20022, 20023, 20024, 20025, 20026, 20027, 20028, 20029, 20030, 20031, 20032, 20033, 15993, 15994 and 15995, and does hereby irrevocably constitute and appoint Bank of America, N.A. as attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

This Assignment is for collateral purposes and is issued to Administrative Agent as security for, and shall be governed by the terms of: (i) that certain Third Amended and Restated Credit Agreement dated as of July 31, 2008, by and among Inland Real Estate Investment Corporation, a Delaware corporation (the “Borrower”), Administrative Agent, Banc of America Securities LLC, as sole lead arranger and sole book manager and the other Lenders referenced therein (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August      , 2009, and as the same may have been or may be otherwise amended, restated, supplemented or otherwise modified prior to or from time to time following the date hereof, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement); (ii) the Notes executed in connection with the Credit Agreement and dated as of August        , 2009, made by Borrower in favor of the Lenders under the Credit Agreement, pursuant to which Borrower promised to pay to Bank of America, N.A. the sum of Forty Million Dollars ($40,000,000.00) in connection with the Credit Agreement; and (iii) that certain Fourth Amended and Restated Ownership Interests Pledge and Security Agreement dated as of July 31, 2008 made by Borrower, Inland Investment Stock Holding Corporation, Inland Funding Corporation, and Partnership Ownership Corporation, in favor of Administrative Agent and Lenders, pursuant to which the securities hereby assigned are pledged (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August       , 2009, and as the same may have been otherwise amended, restated, supplemented or otherwise modified prior to the date hereof, the “Pledge Agreement”). This Assignment may be delivered to the transfer agent of Inland Real Estate Corporation, and acted upon by such transfer agent, only when accompanied by the certificate of an officer of Administrative Agent certifying that an Event of Default has occurred under the terms of the Credit Agreement, the Notes, the Pledge Agreement or any other Credit Document (as such term is defined in such documents).

Dated as of August         , 2009

INLAND INVESTMENT STOCK HOLDING CORPORATION,
a Nevada corporation

By:
	Name:	Catherine L. Lynch
	Title:	Treasurer

WITNESS:

Exhibit Y (continued)

ASSIGNMENT SEPARATE FROM CERTIFICATE
RE: IREC PLEDGED SHARES

ASSIGNMENT SEPARATE FROM CERTIFICATE
(For August        , 2009 Second Modification of Credit Documents (in connection with July 31, 2008 Pledge of
Shares and in connection with July 31, 2008 Third Amended and Restated Credit Agreement))

FOR VALUE RECEIVED, PARTNERSHIP OWNERSHIP CORPORATION (“POC”) hereby sells, assigns and transfers unto Bank of America, N.A., as administrative agent (“Administrative Agent”) 137,110 shares of the common stock of Inland Real Estate Corporation, a Maryland corporation (the “Corporation”) standing in its name on the books of the Corporation represented by IRC Certificate Nos. 16348 and 15992, and does hereby irrevocably constitute and appoint Bank of America, N.A. as attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

This Assignment is for collateral purposes and is issued to Administrative Agent as security for, and shall be governed by the terms of: (i) that certain Third Amended and Restated Credit Agreement dated as of July 31, 2008, by and among Inland Real Estate Investment Corporation, a Delaware corporation (the “Borrower”), Administrative Agent, Banc of America Securities LLC, as sole lead arranger and sole book manager and the other Lenders referenced therein (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August        , 2009, and as the same may have been or may be otherwise amended, restated, supplemented or otherwise modified prior to or from time to time following the date hereof, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement); (ii) the Notes executed in connection with the Credit Agreement and dated as of August        , 2009, made by Borrower in favor of the Lenders under the Credit Agreement, pursuant to which Borrower promised to pay to Bank of America, N.A. the sum of Forty Million Dollars ($40,000,000.00) in connection with the Credit Agreement; and (iii) that certain Fourth Amended and Restated Ownership Interests Pledge and Security Agreement dated as of July 31, 2008 made by Borrower, Inland Investment Stock Holding Corporation, Inland Funding Corporation, and Partnership Ownership Corporation, in favor of Administrative Agent and Lenders, pursuant to which the securities hereby assigned are pledged (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August         , 2009, and as the same may have been otherwise amended, restated, supplemented or otherwise modified prior to the date hereof, the “Pledge Agreement”). This Assignment may be delivered to the transfer agent of Inland Real Estate Corporation, and acted upon by such transfer agent, only when accompanied by the certificate of an officer of Administrative Agent certifying that an Event of Default has occurred under the terms of the Credit Agreement, the Notes, the Pledge Agreement or any other Credit Document (as such term is defined in such documents).

Dated as of August         , 2009

PARTNERSHIP OWNERSHIP CORPORATION, an Illinois corporation

By:
		Name:	Catherine L. Lynch
		Title:	Treasurer
WITNESS:

Exhibit Z

OFFICER’S CERTIFICATE

(For August       , 2009 Second Modification of Credit Documents (re - Third Amended and Restated Credit
Agreement))

CERTIFICATE OF AN AUTHORIZED OFFICER OF BORROWER

I, Catherine L. Lynch„ the Treasurer of Inland Real Estate Investment Corporation, a Delaware corporation (the “Borrower”) does hereby certify as required pursuant to Section 7.2.6 of that certain Third Amended and Restated Credit Agreement being by and among the Borrower, Banc of America Securities LLC as Arranger, Bank of America, N.A. as Administrative Agent and Lenders dated as of July 31, 2008 (as amended by that certain First Modification of Credit Documents dated as of June 30, 2009, as amended by that certain Second Modification of Credit Documents dated as of August        , 2009, and as amended, restated, supplemented or modified from time to time, the “Credit Agreement”; capitalized terms not herein defined shall have the meanings ascribed to such terms in the Credit Agreement), that:

1.               Attached hereto is a schedule which contains detailed calculations of each of the financial covenants set forth in Section 7.3 of the Credit Agreement (as amended by the Second Modification) for the quarter ending March 31, 2009; and

2.               To the best of the undersigned’s knowledge (A) no Default or Event of Default exists, (B) all representations and warranties of the Borrower that are contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the date therein made, and (C) the Borrower is in compliance with the financial covenants set forth in Section 7.3 of the Credit Agreement.

DATED as of the        day of August, 2009

By: Inland Real Estate Investment Corporation, a Delaware corporation

By:
Name:	Catherine L. Lynch
Title:	Treasurer